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                                   EXHIBIT "D"

             DIRECTORS AND EXECUTIVE OFFICERS OF STEEPLECHASE CORP.


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                                      RELATIONSHIP WITH STEEPLECHASE AND
NAME AND ADDREES                      PRESENT PRINCIPAL OCCUPATION
----------------                      ----------------------------------

Barry Needler                         Private Investor; President and sole director of Steeplechase and
P.O. Box 2463, Station B              Fairway.
Richmond Hill, Ontario L4E 1A5

Louise Needler                        Treasurer of Steeplechase and Vice President of Fairway.
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5

John W. Macdonald                     Partner in law firm of Macdonald-Porter-Drees;  Secretary  of
Macdonald-Porter-Drees                Steeplechase and Fairway.
65 Queen Street West
17th Floor
Toronto, Ontario M5H 2M5
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                DIRECTORS AND EXECUTIVE OFFICERS OF FAIRWAY INC.

                                      RELATIONSHIP WITH STEEPLECHASE AND
NAME AND ADDREES                      PRESENT PRINCIPAL OCCUPATION
----------------                      ----------------------------

Barry Needler                         Private Investor;  President and sole director of Steeplechase and
P.O. Box 2463, Station B              Fairway.
Richmond Hill, Ontario L4E 1A5

Louise Needler                        Treasurer of Steeplechase and Vice President of Fairway.
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5

John W. Macdonald                     Partner in law firm of Macdonald-Porter-Drees; Secretary of
Macdonald-Porter-Drees                Steeplechase and Fairway.
65 Queen Street West
17th Floor
Toronto, Ontario M5H
2M5
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